UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2008

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 2, 2008, the Board of Directors of the Registrant approved an indemnification agreement to be entered into with the directors and executive officers of Registrant. The indemnification agreement shall supersede and replace the indemnification agreement and supplemental indemnification agreement that the Registrant has previously entered into with its directors and executive officers.

The indemnification agreement requires the Company, among other things, to indemnify each indemnitee to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of indemnitee’s service to the Company or its subsidiaries. The indemnification agreement also provides for the advancement of such expenses to the indemnitee by the Company. The foregoing is qualified in its entirety by reference to the form indemnification agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 8.01	Other Events.

On October 2, 2008, the Board of Directors of the Registrant approved the establishment of a Finance Committee. The Finance Committee’s primary responsibility will be to manage the indebtedness of the Registrant and its subsidiaries. The members of the Finance Committee are Karl Peterson and Eric Press who are currently members of our Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1    Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: October 3, 2008	By:	/s/ Michael D. Cohen
Michael D. Cohen
Vice President, Associate General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Form of Indemnification Agreement.